UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2007

Golden Telecom, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27423	51-0391303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Rep. Office Golden TeleServices, Inc., 1 Kozhevnichesky Proezd, Moscow, Russia,		115114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(011-7-501) 797-9300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 3, 2007, Golden Telecom, Inc. (the "Company") and Open Joint Stock Company Vimpel-Communications ("Vimpelcom") jointly confirm that they are currently in discussions regarding the potential acquisition of all of the outstanding common stock of the Company by a wholly-owned indirect subsidiary of Vimpelcom at a price per share of $105 in cash, subject to negotiation and execution of a definitive acquisition agreement and final approval of their respective Boards of Directors and the special independent committees thereof.

There can be no assurance that the discussions will lead to a definitive agreement or that a transaction will be consummated. The Company and Vimpelcom do not intend to make any further comments or to respond to any inquiries until either a definitive agreement has been reached or discussions have been terminated.

A copy of the press release announcing such matter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release announcing discussions regarding the potential acquisition of Golden Telecom, Inc. by Vimpelcom.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Telecom, Inc.

December 3, 2007	By:	/s/ Jean-Pierre Vandromme

Name: Jean-Pierre Vandromme
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release announcing discussions regarding the potential acquisition of Golden Telecom, Inc. by Vimpelcom.